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Exhibit 23.4

[Paumanok letterhead]

Paumanok Publications, Inc.

3608-200 Davis Drive,
#349 Morrisville, NC 27560
Tel.: (919) 468-0384
Fax: (919) 468-0386

Date: May 20, 2011

        We hereby irrevocably consent to the use of our company's name, all references to reports conducted by us and the other information and data related thereto in the Form 10-K for the fiscal year ended March 31, 2011 filed with the Securities and Exchange Commission by KEMET Corporation.

PAUMANOK PUBLICATIONS, INC.
By:	/s/ DENNIS M. ZOGBI
	Name:	Dennis M. Zogbi
	Title:	Chief Executive Officer

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  Exhibit 23.4